Registration No. 333-____________
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                           FIRST NATIONAL CORPORATION
             (Exact name of registrant, as specified in its charter)

                            SOUTH CAROLINA 57-0799315
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

                         950 John C. Calhoun Drive, S.E.
                        Orangeburg, South Carolina 29115
                    (Address of principal executive offices)
                                ----------------

          FIRST NATIONAL CORPORATION 2002 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)
                                ----------------

                               C. JOHN HIPP, III.
                      President and Chief Executive Officer
                           First National Corporation
                         950 John C. Calhoun Drive, S.E.
                        Orangeburg, South Carolina 29115
                     (Name and address of agent for service)

                                 (803) 531-0565
          (Telephone number, including area code, of agent for service)
                                ----------------
                         CALCULATION OF REGISTRATION FEE

========================================= ==================== ==================== ====================== ====================
                                                                 Proposed maximum         Proposed
  Title of each class of securities          Amount to be         offering price      maximum aggregate          Amount of
          to be registered                    registered             per unit           offering price       registration fee
----------------------------------------- -------------------- -------------------- ---------------------- --------------------
    Common Stock, $2.50 par value          300,000 shares (1)        $27.43 (2)           $8,229,000 (2)           $757.07
========================================= ==================== ==================== ====================== ====================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also relates to an indeterminate number of additional shares of common stock issuable with respect to the shares registered hereunder in the event of a stock split, stock dividend or other similar transaction.

(2) In accordance with Rule 457(h)(1) of Regulation C, the price for the shares is computed on the basis of the average high ($27.75) and low ($27.10) prices for shares of Common Stock on June 5, 2002 as reported by the American Stock Exchange.
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

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by First National Corporation (the "Company") are incorporated by reference into this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2001;

     (b) The Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2002, as amended by the Quarterly Report on Form 10-Q/A filed with the Commission on May 17, 2002;

     (c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of its latest fiscal year; and

     (d) The description of the Common Stock, par value $2.50 per share ("Common Stock"), of the Company set forth in the Company's registration statement on Form 8-A filed on January 21, 1997 pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under the Company's Bylaws, the Company may indemnify its officers and directors to the maximum extent permitted by law. Under the South Carolina Business Corporation Act of 1988 (the "Act"), a South Carolina corporation has the power to indemnify directors and officers, provided they act in good faith and reasonably believe that their conduct was lawful and in the corporate interest (or not opposed thereto), as set forth in such statute. The Act also empowers a corporation to provide insurance for directors and officers against liability arising out of their positions, even though the insurance coverage is broader than the power of the corporation to indemnify. Under the Act, unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer against reasonable expenses incurred by him in connection with the proceeding. The Company's Articles of Incorporation do not provide otherwise.

     Under the Company's articles of incorporation, no director of the Company will be liable to the Company for monetary damages for breach of his fiduciary duty as a director, to the maximum extent permitted by law.

     The Company maintains directors and officers' liability insurance for the benefit of its directors and officers.

ITEM 8.     EXHIBITS.

    Exhibit Number                   Description
    --------------                   -----------

         4.1        First National Corporation 2002 Employee Stock Purchase Plan

    Exhibit Number                   Description
    --------------                   -----------

         4.2 Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3 filed with the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended June 30, 1996 and Exhibits 3.1 and 3.2 to the Current Report on Form 8-K of the Company filed on May 23,
                    1997)

         4.3        Bylaws of the Company (incorporated by reference to Exhibit
                    3.2 filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1995)

         5 Opinion of Robinson, Bradshaw & Hinson, P.A. with respect to the validity of the shares being offered

         23.1       Consent of Robinson, Bradshaw & Hinson, P.A. (contained in
                    Exhibit 5)

         23.2       Consent of J. W. Hunt and Company, LLP

         24.1       Powers of Attorney


ITEM 9.     UNDERTAKINGS.

     The Company hereby undertakes as follows:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orangeburg, State of South Carolina, on this 7th day of June, 2002.

                                         FIRST NATIONAL CORPORATION

                                     By: /s/ C. John Hipp
                                         ---------------------------------------
                                         C. John Hipp
                                         President and Chief Executive Officer


            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                             TITLE                             DATE
---------                                             -----                             ----
/s/ C. John Hipp, III                        President and Chief Executive          June 7, 2002
-----------------------------------------    Officer and Director (principal
C. John Hipp, III                            executive officer)

/s/ Richard C. Mathis                        Executive Vice President and Chief     June 7, 2002
-----------------------------------------    Financial Officer (Principal
Richard C. Mathis                            Financial Officer)

/s/ John L. Phillips                         Senior Vice President and Controller   June 7, 2002
-----------------------------------------    (Principal Accounting Officer)
John L. Phillips

/s/ Robert R. Horger*                        Director                               June 7, 2002
-----------------------------------------
Robert R. Horger

/s/ Colden R. Battey, Jr. *                  Director                               June 7, 2002
-----------------------------------------
Colden R. Battey, Jr.


/s/ Luther J. Battiste, III*                 Director                               June 7, 2002
-----------------------------------------
Luther J. Battiste, III

/s/ Charles W. Clark*                        Director                               June 7, 2002
-----------------------------------------
Charles W. Clark

/s/ M. Oswald Fogle*                         Director                               June 7, 2002
-----------------------------------------
M. Oswald Fogle

                                             Director
-----------------------------------------
Dwight W. Frierson

/s/ John L. Gramling, Jr.*                   Director                               June 7, 2002
-----------------------------------------
John L. Gramling, Jr.

/s/ Richard L. Gray*                         Director                               June 7, 2002
-----------------------------------------
Richard L. Gray

/s/ Robert R. Hill, Jr.*                     Director                               June 7, 2002
-----------------------------------------
Robert R. Hill, Jr.

/s/ Harry M. Mims, Jr.*                      Director                               June 7, 2002
-----------------------------------------
Harry M. Mims, Jr.

/s/ Ralph W. Norman*                         Director                               June 7, 2002
-----------------------------------------
Ralph W. Norman

                                             Director
-----------------------------------------
Anne H. Oswald

/s/ Samuel A. Rodgers*                       Director                               June 7, 2002
-----------------------------------------
Samuel A. Rodgers

/s/ James W. Roquemore*                      Director                               June 7, 2002
-----------------------------------------
James W. Roquemore

/s/ Thomas E. Suggs*                         Director                               June 7, 2002
-----------------------------------------
Thomas E. Suggs

                                             Director
-----------------------------------------
A. Dewall Waters

/s/ John W. Williamson, III*                 Director                               June 7, 2002
-----------------------------------------
John W. Williamson, III

/s/ Cathy Cox Yeadon*                        Director                               June 7, 2002
-----------------------------------------
Cathy Cox Yeadon


*     By:     /s/ Richard C. Mathis
              ---------------------------
              Richard C. Mathis
              Attorney-in-fact

                                  EXHIBIT INDEX


    Exhibit Number                   Description
    --------------                   -----------

         4.2 Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3 filed with the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended June 30, 1996 and Exhibits 3.1 and 3.2 to the Current Report on Form 8-K of the Company filed on May 23,
                    1997)

         4.3        Bylaws of the Company (incorporated by reference to Exhibit
                    3.2 filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1995)

         5 Opinion of Robinson, Bradshaw & Hinson, P.A. with respect to the validity of the shares being offered

         23.1       Consent of Robinson, Bradshaw & Hinson, P.A. (contained in
                    Exhibit 5)

         23.2       Consent of J. W. Hunt and Company, LLP

         24.1       Powers of Attorney